THIRD AMENDMENT TO
FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into this 26th day of September, 2014, by and among DELTA APPAREL, INC., a Georgia corporation ("Delta"), M. J. SOFFE, LLC, a North Carolina limited liability company ("Soffe"), JUNKFOOD CLOTHING COMPANY, a Georgia corporation ("Junkfood"), TO THE GAME, LLC, a Georgia limited liability company ("TTG"), ART GUN, LLC, a Georgia limited liability company ("Art Gun"; Delta, Soffe, Junkfood, TTG and Art Gun being hereinafter collectively called "Borrowers" and individually a "Borrower"); the parties to the Loan Agreement (as defined below) from time to time as Lenders (each individually, a "Lender" and collectively, "Lenders"); and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("Wells Fargo"), in its capacity as agent for Lenders (together with its successors in such capacity, "Agent").
Recitals:
Borrowers, Agent and Lenders are parties to a certain Fourth Amended and Restated Loan and Security Agreement dated May 27, 2011 (as at any time amended, restated, modified or supplemented, the "Loan Agreement"), pursuant to which Agent and Lenders have made certain loans and other financial accommodations available to Borrowers. Borrowers, Agent and Lenders desire to amend the Loan Agreement as hereinafter set forth.
NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.    Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.
2.    Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:
(a)    By deleting the definitions of "Alternate Excess Availability," "Financial Covenant Testing Period," "Financial Covenant Trigger Event," "Fixed Charge Coverage Ratio," "LIBOR Rate," "Tranche B Borrowing Base" and "Tranche B Maximum Credit" set forth in Section 1 of the Loan Agreement and by substituting the following in lieu thereof, respectively:
"Alternate Excess Availability" shall mean the amount, as determined by Agent, calculated at any time, equal to: (a) the sum of the Tranche A Borrowing Base plus the Tranche B Borrowing Base minus (b) the amount of all then outstanding and unpaid Obligations.
"Financial Covenant Testing Period" shall mean the period beginning on the date of a Financial Covenant Trigger Event and ending on the day on which Agent has determined that no Financial Covenant Trigger Event exists or has existed for a period of sixty (60) consecutive days.
"Financial Covenant Trigger Event" shall mean (a) the occurrence of an Event of Default or (b) Agent's reasonable determination in its discretion that Alternate Excess Availability is less than an amount equal to (i) prior to September 28, 2014, twelve and one-half percent (12.5%) of the lesser of (1) the Tranche A Borrowing Base and (2) the sum of the Tranche A Maximum Credit plus the Tranche B Maximum Credit at any time, (ii) on and after September 28, 2014 through (and including) October 31, 2014, $8,500,000 at any time during such period, (iii) on and after November 1, 2014 through (and including) November 30, 2014, $5,000,000 at any time during such period, (iv) on and after December 1, 2014 through (and including) December 31, 2014, $4,500,000 at any time during such period, (v) on and after January 1, 2015 through (and including) April 30, 2015, $4,000,000 at any time during such period, (vi) on and after May 1, 2015 through (and including) June 30, 2015, $5,000,000 at any time during such period, (vii) on and after July 1, 2015 through (and including)

July 31, 2015, $8,000,000 at any time during such period, (viii) on and after August 1, 2015 through (and including) August 31, 2015, $11,000,000 at any time during such period, (ix) on and after September 1, 2015 through (and including) September 30, 2015, $13,000,000 at any time during such period, (x) on and after October 1, 2015 through (and including) October 31, 2015, $15,000,000 at any time during such period, or (xi) on and after November 1, 2015, twelve and one-half percent (12.5%) of the lesser of (1) the Tranche A Borrowing Base and (2) the sum of the Tranche A Maximum Credit and the Tranche B Maximum Credit at any time.
"Fixed Charge Coverage Ratio" shall mean, with respect to Borrowers and their Subsidiaries, on a consolidated basis, for any period of determination, the ratio of (a) the sum of (x) EBITDA of Borrowers during such period plus (y) Restructuring Expenses actually recorded on Borrowers' books during such period minus the sum of (i) the amount of any taxes paid in cash, cash dividends to the equity holders of such Person and other distributions to equity holders of such Person during the period in question (for avoidance of doubt, excluding redemptions with respect to the Capital Stock of such Person (including, but not limited to stock repurchases)) plus (ii) all Unfinanced Capital Expenditures made during such period plus (iii) all regularly scheduled (as determined at the beginning of the respective period) principal payments of Indebtedness for borrowed money and Indebtedness with respect to the Capital Leases made during such period (excluding the September 2014 Salt Life Payment) to (b) Fixed Charges of Borrowers and their Subsidiaries for the same period. In no event shall the aggregate amount of all Restructuring Expenses added back during all periods exceed $4,000,000.
"LIBOR Rate" shall mean the rate per annum rate as reported on Reuters Screen LIBOR01 page (or any successor page) 2 Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with the Agreement (and, if any such rate is below zero, the LIBOR Rate shall be deemed to be zero), which determination shall be made by Agent and shall be conclusive in the absence of manifest error.
"Tranche B Borrowing Base" shall mean, at any time, an amount equal to:
(a)    five percent (5%) of the Net Amount of the Eligible Accounts, plus
(b)    five percent (5%) of the Net Orderly Liquidation Value of Eligible Inventory consisting of finished goods (including finished garments and headwear regardless of whether Borrowers classify such goods as raw materials or finished goods), Borrowers' raw materials consisting of raw cotton and yarn for such finished goods, and finished yarn categorized as work-in-process, minus
(c)    for the period of (i) October 31, 2014 through (and including) November 29, 2014, $250,000, (ii) November 30, 2014 through (and including) December 30, 2014, $500,000, (iii) December 31, 2014 through (and including) January 30, 2015, $750,000, (iv) January 31, 2015 through (and including) February 27, 2015, $1,000,000, (v) February 28, 2015 through (and including) March 30, 2015, $1,250,000, (vi) March 31, 2015 through (and including) April 29, 2015, $1,500,000, (vii) on and after April 30, 2015 through (and including) May 30, 2015, $2,250,000, (viii) May 31, 2015 through (and including) June 29, 2015, $3,000,000, (ix) June 30, 2015 through (and including) July 30, 2015, $3,750,000, (x) July 31, 2015 through (and including) August 26, 2015, $4,500,000.
"Tranche B Maximum Credit" shall mean the lesser of (i) (A) prior to October 31, 2014, $10,000,000, (B) on and after October 31, 2014 through (and including) November 29, 2014, $5,750,000, (C) on and after November 30, 2014 through (and including) December 30, 2014, $5,500,000, (D) on and after December 31, 2014 through (and including) January 30, 2015, $5,250,000,

(E) on and after January 31, 2015 through (and including) February 27, 2015, $5,000,000, (F) on and after February 28, 2015 through (and including) March 30, 2015, $5,000,000, (G) on and after March 31, 2015 through (and including) April 29, 2015, $4,900,000, (H) on and after April 30, 2015 through (and including) May 30, 2015, $4,000,000, (I) on and after May 31, 2015 through (and including) June 29, 2015, $3,100,000, (J) on and after June 30, 2015 through (and including) July 30, 2015, $2,400,000, (K) on and after July 31, 2015 through (and including) August 26, 2015, $1,500,000, or (L) on and after August 27, 2015, $-0-, and (ii) the Tranche B Borrowing Base as set forth in the most recent monthly reporting delivered to Agent in compliance with Section 7.1(a)(ii) hereof.
(b)    By adding the following new definitions of "Restructuring Expenses," "September 2014 Salt Life Payment" and "Third Amendment Date" to Section 1 of the Loan Agreement in proper alphabetical order:
"Third Amendment Date" shall mean September 26, 2014.
"Restructuring Expenses" shall mean cash restructuring charges and expenses incurred by Borrowers in connection with strategic cost-cutting and related actions identified and undertaken in fiscal years 2014 and 2015.
"September 2014 Salt Life Payment" shall mean the $9,000,000 payment to be made to Salt Life pursuant to the Subordinated Note (as such term is defined in the Salt Life Subordination Agreement) on or before September 30, 2014.
(c)    By deleting subclause (a)(v) of the definition of "Tranche A Borrowing Base" set forth in Section 1 of the Loan Agreement and by substituting the following in lieu thereof:
(v)    the lesser of: (A) (1) prior to October 1, 2014, $2,589,000, (2) on and after October 1, 2014 through (and including) October 30, 2014, $2,292,750, (3) on and after October 31, 2014 through (and including) November 29, 2014, $2,101,687, (4) on and after November 30, 2014 through (and including) December 30, 2014, $1,910,624, (5) on and after December 31, 2014 through (and including) January 30, 2015, $1,719,561, (6) on and after January 31, 2015 through (and including) February 27, 2015, $1,528,498, (7) on and after February 28, 2015 through (and including) March 30, 2015, $1,337,435, (8) on and after March 31, 2015 through (and including) April 29, 2015, $1,146,372, (9) on and after April 30, 2015 through (and including) May 30, 2015, $955,309, (10) on and after May 31, 2015 through (and including) June 29, 2015, $764,246, (11) on and after June 30, 2015 through (and including) July 30, 2015, $573,183, (12) on and after July 31, 2015 through (and including) August 30, 2015, $382,120, (13) on and after August 31, 2015 through (and including) September 29, 2015, $191,057, or (14) on and after September 30, 2015, $-0-, or (B) forty-five percent (45%) of the Net Orderly Liquidation Value of Eligible Trademarks (inclusive of any potential value after tax benefit, at the Agent's discretion); minus
(d)    By deleting the word "and" set forth at the end of Section 9.10(j) of the Loan Agreement, by deleting the "." set forth at the end of Section 9.10(k) of the Loan Agreement and by substituting in lieu thereof "; and" and by adding the following new Section 9.10(l) to the Loan Agreement in proper alphabetical sequence as follows:
(l)    guaranties by a Borrower of any Permitted Indebtedness, performance or obligations of any other Borrower;
(e)    By deleting Exhibit B to the Loan Agreement and by substituting Exhibit B attached hereto in lieu thereof.
3.    Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Financing Agreements and all of such Borrower's covenants, duties, indebtedness and liabilities under the Financing Agreements.

4.    Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Loan Agreement and the other Financing Agreements executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the security interests and liens granted by such Borrower in favor of Agent are duly perfected, first priority security interests and liens; and, as of the opening of business on September 25, 2014, the unpaid principal amount of the Tranche A Loans totaled $93,622,870.77 and the unpaid principal amount of the Tranche B Loans totaled $6,382,301.43.
5.    Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct on and as of the date hereof.
6.    Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.
7.    Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.
8.    Conditions Precedent. The effectiveness of the amendment contained in Section 2 hereof is subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Agent, unless satisfaction thereof is specifically waived in writing by Agent:
(a)    all requisite corporate action and proceedings in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authorities; and
(b)    this Amendment and the other Financing Agreements and all instruments and documents to be entered into in connection herewith.
9.    Amendment Fee; Expenses of Agent. In consideration of Agent's and Lender's willingness to enter into this Amendment, Borrowers jointly and severally agree to pay to Agent, allocable to each Lender based on such Lender's Pro Rata Share, an amendment fee in the amount of $362,500 in immediately available funds on the date hereof. Additionally, Borrowers agree to pay, on demand, all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any other Financing Agreements executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.
10.    Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by Agent and Lenders (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.
11.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
12.    No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Financing Agreements, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.
13.    Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
14.    Further Assurances. Each Borrower agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.
15.    Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.
16.    Release of Claims. To induce Agent and Lenders to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Agent or any Lender arising under or in connection with any of the Financing Agreements or otherwise. Each Borrower represents and warrants to Agent and Lenders that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Agent or any Lender.
17.    Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Remainder of page intentionally left blank; signatures appear on following pages.]

Third Amendment to Fourth Amended and Restated Loan and Security Agreement (Delta Apparel)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWERS:

DELTA APPAREL, INC.
By: /s/ Deborah H. Merrill
Name: Deborah H. Merrill Title: Vice President and C.F.O.

M.J. SOFFE, LLC
By: /s/ Deborah H. Merrill
Name: Deborah H. Merrill Title: Vice President and C.F.O.

JUNKFOOD CLOTHING COMPANY
By: /s/ Deborah H. Merrill
Name: Deborah H. Merrill Title: Vice President and C.F.O.

TO THE GAME, LLC
By: /s/ Deborah H. Merrill
Name: Deborah H. Merrill Title: Vice President and C.F.O.

ART GUN, LLC
By: /s/ Deborah H. Merrill
Name: Deborah H. Merrill Title: Vice President and C.F.O.

[Signatures continued on following page.]

Third Amendment to Fourth Amended and Restated Loan and Security Agreement (Delta Apparel)

AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ Daniel Denton
Name: Daniel Denton Title: Vice President

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ Daniel Denton
Name: Daniel Denton Title: Vice President

[Signatures continued on following page.]

Third Amendment to Fourth Amended and Restated Loan and Security Agreement (Delta Apparel)

BANK OF AMERICA, N.A.
By: /s/ Steven L. Hipsman
Name: Steven L. Hipsman Title: Senior Vice President

[Signatures continued on following page.]

Third Amendment to Fourth Amended and Restated Loan and Security Agreement (Delta Apparel)

PNC BANK, NATIONAL ASSOCIATION
By: /s/ Alex M. Council
Name: Alex M. Council Title: Vice President

EXHIBIT B
PRICING GRID
For the period after the Third Amendment Date until Borrowers deliver the financial statements and compliance certificate required by Section 9.6 of the Agreement for the fiscal quarter ending September 27, 2014, the applicable margin for Base Rate Tranche A Loans will be 1.25%, the applicable margin for LIBOR Rate Tranche A Loans will be 2.25%, the applicable margin for Base Rate Tranche B Loans will be 3.00% and the applicable margin for LIBOR Rate Tranche B Loans will be 4.00%. Thereafter, the applicable margin will be increased or decreased on a quarterly basis, based upon the following pricing grid:

		Tranche A Loans		Tranche B Loans
Level	When Average Alternate Excess Availability is:	Applicable Base Rate Margin	Applicable LIBOR Rate Margin	Applicable Base Rate Margin	Applicable LIBOR Rate Margin
I	< 20.0% of the Commitments	1.50%	2.50%	3.00%	4.00%
II	≥ 20.0% of the Commitments but < 50.0% of the Commitments	1.25%	2.25%	3.00%	4.00%
III	≥ 50% of the Commitments	1.00%	2.00%	3.00%	4.00%

At any time that an Event of Default exists or has occurred and is continuing, the applicable margin shall be adjusted immediately to the margin applicable for Level I.
The term "Average Alternate Excess Availability" shall mean, at any time, the average of the aggregate amount of the Alternate Excess Availability of Borrowers, as calculated by Agent, for the immediately preceding fiscal quarter.
The applicable margin shall be calculated and established once each fiscal quarter, effective as of the first day of the fiscal quarter following the fiscal quarter with respect to which Agent has received the required financial statements and compliance certificate, and shall remain in effect until adjusted thereafter as of the first day of a subsequent fiscal quarter.
In the event that any financial statement or compliance certificate delivered by Borrowers for any period is shown to be inaccurate (whether such inaccuracy is discovered at any time during the effectiveness of the Credit Facility or up to six months thereafter), and such inaccuracy, if corrected, would have led to the application of a higher applicable margin for any period than the applicable margin applied for such period, then (i) Borrowers shall immediately deliver to Agent a correct compliance certificate for such period, (ii) the applicable margin for such period shall be deemed to be the applicable margin that would have been in effect for such period had the financial statement or compliance certificate delivered by Borrowers not contained the inaccuracy, and (iii) Borrowers shall immediately pay to Agent the accrued additional interest owing as a result of such increased applicable margin for such period. Neither the recalculation of the applicable margin for such a period, nor the payment by Borrowers of the accrued additional interest required, shall limit the rights of Agent and Lenders with respect to their ability to charge interest at the Default Rate or to declare any Event of Default or exercise any of their remedies during the existence of such an Event of Default.